Exhibit 10.11

NANT HEALTH, LLC

PHANTOM UNIT PLAN

1. PURPOSE

(a) Purpose. The purpose of this Plan is to motivate designated Participants who provide services to the Company or its subsidiaries and to allow such Participants to share in the rewards in the event of a Liquidity Event.

(b) Approval. The Board has determined that the adoption of this Plan is in the best interest of the Company and its Members.

2. DEFINITIONS

Capitalized terms used herein without definition shall have the meanings given to them in this Section 2.

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” means the consummation of (1) any reorganization, merger, consolidation or other transaction or series of related transactions in which the Members as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions), fail to hold at least 50% of the voting power of the resulting or surviving entity or its parent company following such transaction or series of related transactions; or (2) a sale of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries), or a series of related transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries). Notwithstanding the foregoing, a transaction will not constitute a Change of Control if it does not constitute a change in control event under Treasury Regulation Section 1 .409A-3(i)(5)(v) or Treasury Regulation Section 1.409A-3(i)(5)(vii).

(c) “Change of Control Consideration” means the Fair Market Value of the total consideration payable by a buyer with respect to the Membership Interests in a transaction constituting a Change of Control, as expressed as a dollar amount, whether such consideration is paid at Closing or subsequently pursuant to the application of any escrow, earn-out or other similar arrangement.

(d) “Closing” means the initial closing of a Change of Control as defined in the definitive agreement executed in connection with such Change of Control. In the case of a series of transactions constituting a Change of Control, “Closing” means the first closing that satisfies the threshold of the definition for a Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(f) “Company” means Nant Health, LLC, a Delaware limited liability company, and any successor.

(g) “Continuous Service Status” means the absence of any interruption in, or termination of, the provision of services by a Participant to the Company or its subsidiaries (whether as an employee, consultant or otherwise) for the benefit of the Company or its subsidiaries. Continuous Service Status will not be considered interrupted in the case of (1) any approved leave of absence or (2) any change in status as long as the Participant remains in the service of the Company or its subsidiaries, whether as an employee, consultant or otherwise. The Board will determine whether any such interruption or termination will constitute an interruption or termination of Continuous Service Status. Notwithstanding the foregoing, if a leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (1) the Participant’s Continuous Service Status will be deemed to terminate on the first date following such six (6) month period and (2) the Participant will forfeit his or her Units on the date of such termination. An authorized leave of absence will include sick leave, military leave or other bona fide leave of absence (such as temporary employment by the government). Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Participant that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of the Participant’s position of service or substantially similar position of service, a twenty-nine (29) month period of absence will be substituted for such six (6) month period above.

(h) “Fair Market Value” means the value determined by the Board as of the applicable date in its sole discretion, in accordance with Code Section 409A and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) to the extent applicable, and such determination will be final and binding.

(i) “Incorporation” means the incorporation of the Company as effected through the conversion (whether through a merger, acquisition, exchange of equity resulting in the Company becoming a wholly-owned subsidiary of a corporation or merging with a corporation, or other transaction resulting in a corporation succeeding to all of or a substantial portion of the assets and liabilities of the Company) of all the outstanding Membership Interests into shares of one or more series or classes of stock of a Corporate Successor as determined by the Board. For this purpose, “Corporate Successor” means the corporation that succeeds to all or a substantial portion of the assets and liabilities of the Company upon the Incorporation, including any corporation that owns all the outstanding equity securities of the Company after the consummation of the Incorporation.

(j) “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of securities of the Company (or a Corporate Successor or other successor to the Company) pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), on a nationally recognized stock exchange with net proceeds to the Company of not less than $75,000,000 (before deduction of underwriters’ fees, commissions and expenses).

(k) “Initial Public Offering Implied Value” means the aggregate gross value implied with respect to the entire issued capital of the Company extrapolated on the basis of the consideration paid in connection with a sale of the capital of the Company in connection with an Initial Public Offering.

(l) “Liquidity Event” means the earlier to occur of (1) the Closing or (2) the Initial Public Offering. For the avoidance of doubt, only the first such occurrence will constitute a Liquidity Event under this Plan.

(m) “LLC Agreement” means the Company’s Sixth Amended and Restated Limited Liability Company Agreement, as amended from time to time.

(n) “Members” has the meaning given to it in the LLC Agreement.

(o) “Membership Interests” has the meaning given to it in the LLC Agreement.

(p) “Notice of Award” means the individual notice (a form of which is attached hereto as Exhibit A) that informs the Participant of his or her designation as a participant in this Plan and sets forth the number of Units subject to his or her award hereunder.

(q) “Participant” means each person who has been designated by the Board in writing to be awarded Units under the Bonus Pool and who executes and delivers to the Company his or her Notice of Award.

(r) “Plan” means this Nant Health, LLC Phantom Unit Plan.

(s) “Series A Unit” means a Series A Unit of the Company.

(t) “Unit” means a non-equity interest that entitles a holder of a Unit to a cash payment measured by the Fair Market Value of a Series A Unit.

(u) “Vesting Commencement Date” means, with respect to a Participant, as defined in such Participant’s Notice of Award and, if not so defined, the date on which the relevant award is granted. The Vesting Commencement Date may be before, after or the same as the grant date.

3. ADMINISTRATION

(a) This Plan will be interpreted and administered by the Board.

(b) The Board, in its sole discretion, will have the power, subject to, and within the limitations of, the express provisions of this Plan to determine:

(1) whether or not a transaction or series of related transactions results in a Liquidity Event;

(2) the Fair Market Value of a Series A Unit or any other non-cash consideration issuable under this Plan in connection with a Liquidity Event, including, with respect to Vested Unit Payments issuable in connection with a Change of Control, after giving effect to the application of any escrow, earn-out or other similar arrangements;

(3) the Change of Control Consideration and the Initial Public Offering Implied Value; and

(4) from time to time who will be designated as Participants and the terms under which such Participants will be entitled to participate, and to establish, change or adjust the Units granted to each of the Participants.

(c) To the maximum extent permitted by law and the terms of the Company’s relevant charter documents and insurance policies, (i) no members of the Board will be personally liable for any action, determination or interpretation made pursuant to the terms of this Plan in good faith with respect to this Plan and (ii) all members of the Board will be fully indemnified, defended and held harmless by the Company in respect of any such action, determination or interpretation.

4. BONUS POOL

(a) Establishment. The bonus pool for Participants consists of 63,750,000 Units, minus the number of issued and outstanding Series C Units of the Company (the “Bonus Pool”).

(b) Allocation of Units under the Bonus Pool. The allocation of a number of Units under the Bonus Pool to each Participant will be set forth in writing from time to time in a Notice of Award (but not later than the Liquidity Event) as determined by the Board.

(c) Vesting and Forfeiture of Units.

(1) Except as otherwise provided in a Notice of Award, with respect to each grant of Units made to a Participant under this Plan, such Participant will become vested as to 25% of the Units underlying such grant twelve (12) months after the Vesting Commencement Date, and such Participant will become vested as to 25% of the remaining Units underlying such grant on each yearly anniversary of the Vesting Commencement Date thereafter (such that all of the Units underlying such grant will become fully vested on the four (4) year anniversary of the Vesting Commencement Date), provided, in each case, that on each such vesting date such Participant’s Continuous Service Status has not terminated since becoming a Participant (such vested amount, the “Vested Units”). If a Participant would become vested in a fraction of a Unit, such Unit will not vest until the Participant becomes vested in the entire Unit. Notwithstanding the foregoing, upon the Closing, each Participant will immediately become fully vested as to 100% of the Units then held by such Participant, provided that upon such Closing such Participant’s Continuous Service Status has not terminated since becoming a Participant.

(2) If a Participant’s Continuous Service Status is terminated prior to any portion of such Participant’s Units vesting, such Participant will immediately forfeit such unvested portion of his or her Units. If a Participant’s Continuous Service Status is terminated prior to the Liquidity Event, such Participant will immediately forfeit all Units (including Vested Units) held by such Participant.

(d) Return of Forfeited Units to the Bonus Pool. To the extent that a Participant’s Units are forfeited, as set forth in Section 4(c)(2) above, or otherwise expire by their terms, such Units will be deemed not to have been issued for purposes of determining the number of Units available for issuance under the Bonus Pool.

5. PAYMENTS

(a) Amount. Upon the Liquidity Event, each Participant will become entitled to a payment equal to the product of (i) the number of Vested Units then held by such Participant and (ii) the Fair Market Value of a Series A Unit, as may have been adjusted pursuant to Section 5(d) below, and subject to Section 5(b)(2) below (a “Liquidity Event Vested Unit Payment”). With respect to each Unit held by a Participant that becomes a Vested Unit after the Liquidity Event, each such Participant will become entitled to a payment equal to the product of (i) such Vested Unit and (ii) the Fair Market Value of a Series A Unit, as may have been adjusted pursuant to Section 5(d) below, on the date on which such Unit becomes a Vested Unit (a “Post-Liquidity Event Vested Unit Payment” and, together with a Liquidity Event Vested Unit Payment, a “Vested Unit Payment”). For the avoidance of doubt, Vested Unit Payments will have value based on the position of Series A Units in the Company’s capital structure, even if the payment is made in or with respect to another security (for example, in the event of an Initial Public Offering).

(b)	Timing.

(1) A Participant will be paid such Participant’s Liquidity Event Vested Unit Payment in lump sum as soon as practicable after the Liquidity Event but in no event later than sixty (60) days following the date on which the Liquidity Event occurs.

(2) Notwithstanding Section 5(b)(1) above, with respect to a Liquidity Event Vested Unit Payment made in connection with a Change of Control, each Participant will be paid his or her Liquidity Event Vested Unit Payment only if and to the extent that the related Change of Control Consideration is paid to the Company or the Members, as applicable, whether at the Closing related to the Change of Control or subsequently pursuant to the application of any escrow, earn-out or other similar arrangement, and subject to the same terms and conditions as apply to the Company or the Members generally. as applicable. and provided that any such Liquidity Event Vested Unit Payment not made by the fifth (5th) anniversary of the Closing will be forfeited by the Participants and will instead be distributed to the Company or the Members (as applicable) in the same manner as the other proceeds resulting from the Change of Control (that is, in accordance with the definitive agreement governing the Change of Control).

(3) A Participant will be paid such Participant’s Post-Liquidity Event Vested Unit Payment in lump sum as soon as practicable after the applicable vesting date but in no event later than thirty (30) days following the date on which the underlying Unit becomes a Vested Unit.

(c) Form. Vested Unit Payments will be made in cash or non-cash consideration, as determined by the Board in its sole discretion and subject to any tax withholding, whether United States federal, state, local or non-U.S., including any social insurance and employment tax (the “Tax Withholding Obligation”). With respect to a Vested Unit Payment made in non-cash consideration, the Company will withhold from such non-cash consideration amounts sufficient to satisfy the minimum applicable Tax Withholding Obligation. If the withheld non-cash consideration is not sufficient to satisfy a Participant’s minimum Tax Withholding Obligation, the Participant will pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of the non-cash consideration. Any non-cash consideration paid to a Participant in the form of securities after giving effect to such withholding will be rounded down to the nearest whole security, with the remainder of any such payment in respect of a Vested Unit Payment paid to the Participant in cash.

(d) Adjustments. Upon any change in the Series A Units through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, Incorporation or other change in or affecting the capital structure of the Company, the Board may make appropriate adjustments to the Units, including the kind of securities deliverable under Section 5(c) above in respect of Vested Unit Payments, to preserve the level of benefits (without enlargement or dilution of such benefits) intended to accrue to the Participants in such manner as the Board, in its sole discretion, deems appropriate and equitable.

6. TERM OF UNITS; AMENDMENT OR TERMINATION OF THIS PLAN

(a) Unless otherwise stated in the Notice of Award, the term of each grant of Units will be ten (10) years from the date of grant thereof. After the expiration of such term, such grant of Units will be of no further force or effect, except to the extent vested and payable prior to such expiration.

(b) The Board at any time, and from time to time, may modify, amend, revoke, suspend, terminate or change this Plan and any Units allocated hereunder in any manner in its sole discretion; provided, however, this Plan and any Units allocated hereunder may not be modified, amended, revoked, suspended, terminated or changed without the consent of each Participant materially and adversely affected by the modification, amendment, revocation, suspension, termination or change, except as may be required by any applicable law.

(c) This Plan will automatically terminate upon the completion of all earned payments under the terms of this Plan. This Plan will automatically terminate upon the earlier to occur of any of the following events, if such event occurs prior to the Liquidity Event, and provided that Units granted prior to such event shall remain outstanding pursuant to their terms: (i) the 10th anniversary of the Effective Date or (ii) a determination by the Board to terminate this Plan, consistent with Section 6(b) above.

7. NO GUARANTEE OF FUTURE SERVICE

Selection of an individual to participate as a Participant under this Plan will not provide any guarantee or promise of continued service of the Participant by the Company or its subsidiaries or affiliates, and the Company and its subsidiaries and affiliates retain the right to terminate its relationship with any Participant at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

8. NO EQUITY INTEREST

Neither this Plan nor any distribution hereunder, if any, creates or conveys any equity or ownership interest in the Company or any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the Members.

9. TAXES

No payment will be made to a Participant until the Participant has made arrangements acceptable to the Company for the satisfaction of applicable income tax and employment tax withholding obligations. The Company may offset or withhold (from any amount owed by the Company to the Participant) or collect from the Participant an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Units granted to a Participant, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) business days after receiving a written demand from the Company to do so, regardless of whether or not the Participant is providing services to the Company at that time.

10. FUNDING

No provision of this Plan will require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under this Plan other than as unsecured general creditors of the Company.

11. BONUS PLAN

This Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

12. NONASSIGNABILITY

To the maximum extent permitted by law, a Participant’s right or benefits under this Plan will not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

13. CODE SECTION 409A

it is intended that each installment of the payments provided under this Plan (the “Payments”) is a separate “payment” for purposes of Treasury Regulation Section 1 .409A-2(b)(2)(i). For the avoidance of doubt, it is intended that the payments made hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulation Section 1 .409A-1(b)(4) and, to the extent not so exempt, that the Payments comply, and this Plan be interpreted to the greatest extent possible as consistent, with Treasury Regulation Section 1 .409A-3(i)(5)(iv)(A). Notwithstanding the foregoing, in no event will the Company be responsible for or have any obligation to reimburse a Participant for any taxes that may be imposed on a Participant in respect of a payment made hereunder under Section 409A.

14. CHOICE OF LAW

All questions concerning the construction, validation and interpretation of this Plan will be governed by the laws of the State of Delaware without regard to its conflict of laws provisions.

15. HEADINGS

The headings in this Plan are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.

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This Nant Health, LLC Phantom Unit Plan is adopted by an authorized officer of the Company effective as of March     , 2015 (the “Effective Date”).

NANT HEALTH, LLC

By:	/s/ Paul Holt
Print Name:	Paul Holt
Title:	Chief Financial Officer